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                                                                    Exhibit 5.1


                    [Letterhead of Willkie Farr & Gallagher]







June 12, 1998

Bolle Inc.
555 Theodore Fremd Avenue
Suite B-302
Rye, New York 10580

Ladies and Gentlemen:

We have acted as counsel to Bolle Inc. (the "Company"), a corporation incorporated under the laws of the State of Delaware, in connection with the filing by the Company of a Registration Statement on Form S-1 dated the date hereof (the "Registration Statement") relating to the registration under the Securities Act of 1933, as amended (the "Securities Act") of an aggregate of up to 1,850,000 shares of common stock, par value $.01 per share, of the Company (the "Shares"), for resale by the persons who, upon issuance and delivery of the same to such persons by the Company, will become the holders thereof (the "Selling Stockholders"), pursuant to Rule 415 under the Securities Act in accordance with the Company's Registration Statement.

We have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments relating to the incorporation of the Company and the authorization and issuance of the Shares by the Company to the Selling Stockholders. In particular, we have reviewed the certificate of incorporation and by-laws of the Company, resolutions of the Board of Directors of the Company, certifications by officers of the Company, and have made such investigations of law, as we have deemed necessary and advisable. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic originals of all documents submitted to us as copies.

Based upon the foregoing, we are of the opinion that:

1. The Company is duly incorporated and validly existing under the laws of the State of Delaware; and

2. The Shares have been duly authorized and, when any Shares have been issued and delivered by the Company against receipt by the Company of the consideration for which such Shares are to be issued as described in the Registration


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Bolle Inc.
June 12, 1998
Page 2

         Statement, such Shares will constitute legally issued, fully paid and non-assessable shares of Common Stock under the laws of the State of Delaware.

We are qualified to practice law in the State of New York and do not purport to be experts on, or to express any opinion herein, concerning any law, other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above and to the reference to our firm under the heading "Legal Matters" in the Prospectus included in the Registration Statement.

Very truly yours,

/s/ Willkie Farr & Gallagher